SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities Exchange
                               Act of 1934



       Date of Report (Date of earliest event reported) July 8 1998



                           TECHDYNE, INC.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)



           Florida                  0-14659            59-1709103
----------------------------      ------------     -------------------
(State or other jurisdiction      (Commission        (IRS Employer
      of incorporation)           File Number)     Identification No.)



      2230 West 77th Street, Hialeah, Florida           33016
     ----------------------------------------        ----------
     (Address of principal executive offices)        (Zip Code)




   Registrant's telephone number, including area code (305) 556-9210
                                                      --------------

Item 5.  Other Events

     The Company has extended the exercise period of its 959,152 out-standing common stock purchase warrants (the "Warrants") for a period of six months from September 12, 1998 to March 12, 1999. The Warrants were originally issued in 1995 pursuant to a registered offering of securities of the Company which included 1,000,000 shares of its common stock and 1,000,000 Warrants. The Warrants remain exercisable at an exercise price of $5.00 per share for common stock, $.01 par value ("Common Stock") of the Company, and are subject to redemption by the Company at $.10 per Warrant under certain conditions, including a trading price of $7.50 per share, for fifteen consecutive trading days prior to notice of redemption. At present, the Company does not anticipate redeeming the Warrants. The closing price of the Common Stock on July 10, 1998 as reported by Nasdaq was $4.63.

     Assuming full exercise of the Warrants, the Company would realize gross proceeds of approximately $4,800,000, which would be reduced by fees of 5% of the proceeds from Warrants exercised to Joseph Dillon & Company, Inc. ("Dillon"), the underwriter of the Company's 1995 public offering of the Common Stock and the Warrants, subject to certain con-tingencies, among which is that the Warrant is not held in a discre-tionary account and Dillon is designated as the soliciting broker.
The net proceeds after costs to the Company from the exercise of the Warrants, assuming all Warrants are exercised, would be approximately $4,530,000 and would be applied to financing potential acquisitions, which includes new facilities, expanding existing products, upgrading plant and equipment, and hiring additional sales personnel, as well as allocated to the Company's Visual Manufacturing software program, and for working capital. The software program is currently used for upgrading operations and addressing the "Year 2000" issue. There is no assurance as to the extent of any exercise of the Warrants, par-ticularly in view of the current market price of the Common Stock being less than the Warrant exercise price, and therefore, there can be no assurance that the Company will realize any proceeds.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

     (a) Financial statements of businesses acquired

         Not Applicable

     (b) Pro forma financial information

         Not Applicable

     (c) Exhibits

         (99) Additional Exhibits

              (i) Supplement to Prospectus dated July 13, 1998.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               TECHDYNE, INC.

                                  /s/ Thomas K. Langbein
                               By--------------------------------
                                 THOMAS K. LANGBEIN, Chairman
                                 of the Board and Chief Executive
                                 Officer

Dated:  July 13, 1998